UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): May 21, 2015

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      Other Events.

On May 21, 2015, Belmond Ltd. (the “Company”) issued a news release announcing the sale of its 50% interest in the 167-room Hotel Ritz by Belmond in Madrid, Spain, to a joint venture between Mandarin Oriental International Limited and The Olayan Group, for gross proceeds of €130.0 million. At the same time, the Company ended its agreement to manage the hotel. As part of the transaction, the Company, along with its joint venture partner, Omega Capital S.L., sold the entity that owns the hotel, Hotel Ritz Madrid SA. After the repayment of outstanding property-level debt and the payment of other fees, net proceeds to the Company are expected to be €39.2 million or $43.6 million as of May 21, 2015. For the year ended December 31, 2014, Hotel Ritz contributed an EBITDA loss of $0.6 million, including the benefit of management fee income, to the Company's total adjusted EBITDA, and EBITDA for Hotel Ritz was €2.6 million after management fees. A copy of the news release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99    News release of Belmond Ltd. dated May 21, 2015 regarding Hotel Ritz by Belmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Richard M. Levine
Name: Richard M. Levine
Title: Secretary

Date: May 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	News release of Belmond Ltd. dated May 21, 2015 regarding Hotel Ritz by Belmond.

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